Exhibit 99.2

NEXT GENERATION POWER SYSTEMS, INC.

UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008 and 2007

NEXT GENERATION POWER SYSTEMS, INC.

TABLE OF CONTENTS

PAGE

UNAUDITED FINANCIAL STATEMENTS

Balance Sheets	1

Statements of Operations	2

Statements of Cash Flows	4

Condensed Notes to Financial Statements	5

NEXT GENERATION POWER SYSTEMS, INC.
BALANCE SHEETS
SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

	September 30,	December 31,
ASSETS	2008	2007
	(Unaudited)

CURRENT ASSETS
Cash	$9,576	$32,221
Accounts Receivable	20,547	39,032
Inventory	410,177	547,882
TOTAL CURRENT ASSETS	440,300	619,135

PROPERTY AND EQUIPMENT (Net)	56,510	69,417

TOTAL ASSETS	$496,810	$688,552

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$178,857	$329,788
Accrued Expenses	62,259	65,597
Deferred Revenue	240,125	116,950
Notes Payable - bank	496,791	532,150
Notes Payable - stockholders	100,000	100,000
TOTAL CURRENT LIABILITIES	1,078,032	1,144,485

STOCKHOLDERS' EQUITY
Common Stock - $1.00 par value; 2,000,000 shares authorized, 938,750
issued and outstanding as of September 30, 2008 and December 31, 2007	938,750	938,750
Additional Paid-In Capital	26,250	26,250
Accumulated Deficit	(1,546,222)	(1,420,933)
TOTAL STOCKHOLDERS' DEFICIT	(581,222)	(455,933)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$496,810	$688,552

The accompanying notes are an integral part of these statements.

NEXT GENERATION POWER SYSTEMS, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007
	(Unaudited)	(Unaudited)

REVENUE
Consumer Owned Energy Product Sales	3,406	224,018
TOTAL REVENUE	3,406	224,018

COST OF GOODS SOLD	84,048	189,783

GROSS PROFIT (LOSS)	(80,642)	34,235

OPERATING EXPENSES
General and Administrative Expenses	25,228	24,814
Payroll and Employee Benefits	29,659	44,824
TOTAL OPERATING EXPENSES	54,887	69,638
OPERATING LOSS	(135,529)	(35,403)

OTHER EXPENSE
Interest Expense	(8,848)	(12,919)
TOTAL OTHER EXPENSE	(8,848)	(12,919)

NET LOSS	(144,377)	(48,322)

The accompanying notes are an integral part of these statements.

NEXT GENERATION POWER SYSTEMS, INC.
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007
	(Unaudited)	(Unaudited)
REVENUE
Consumer Owned Energy Product Sales	454,089	625,470
TOTAL REVENUE	454,089	625,470

COST OF GOODS SOLD	395,318	537,433

GROSS PROFIT	58,771	88,037

OPERATING EXPENSES
General and Administrative Expenses	67,583	98,862
Payroll and Employee Benefits	91,618	122,214
TOTAL OPERATING EXPENSES	159,201	221,076
OPERATING LOSS	(100,430)	(133,039)

OTHER EXPENSE
Interest Expense	(24,859)	(34,097)
TOTAL OTHER EXPENSE	(24,859)	(34,097)

NET LOSS	(125,289)	(167,136)

The accompanying notes are an integral part of these statements.

NEXT GENERATION POWER SYSTEMS, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(125,289)	$(167,136)
Adjustments to Reconcile Net Loss to Net Cash
Provided by Operating Activities:
Depreciation and Amortization	12,907	12,632
Change in assets and liabilities:
Accounts Receivable	18,485	(98,798)
Inventory	137,705	(171,978)
Accounts Payable	(150,931)	48,501
Accrued Expenses	(3,338)	(4,243)
Deferred Revenue	123,175	54,825
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	12,714	(326,197)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for Property and Equipment	-	(9,888)
NET CASH USED IN INVESTING ACTIVITIES	-	(9,888)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Notes Payable - bank	-	232,150
Repayments of Notes Payable - bank	(35,359)	-
Proceeds from Notes Payable - stockholders	-	100,000
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(35,359)	332,150

NET DECREASE IN CASH	(22,645)	(3,935)

CASH BEGINNING OF THE PERIOD	32,221	52,609

CASH END OF THE PERIOD	$9,576	$48,674

NONCASH FINANCING ACTIVITIES
Notes Payable repaid directly from bank loan proceeds	$-	$(300,000)

The accompanying notes are an integral part of these statements.

NEXT GENERATION POWER SYSTEMS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 AND 2007

1.	BACKGROUND AND BASIS OF PRESENTATION

The accompanying unaudited condensed interim financials have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as permitted by such rules and regulations.  These financial statements and related notes should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2007, contained in Juhl Wind, Inc’s 8K/A, filed with the Securities and Exchange Commission on or about May 15, 2009.

In the opinion of management, the interim financial statements reflect all adjustments considered necessary for fair presentation.  The adjustments made to these statements consist only of normal recurring adjustments.  The results reported in these condensed interim financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

The Company, a corporation organized in South Dakota, re-manufactures and installs small wind turbines and produces renewable energy products such solar-powered electrical backup systems to consumers in the United States.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH
The Company maintains cash balances at one financial institution located in Minnesota. Accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.

ACCOUNTS RECEIVABLE
Credit terms are extended to customers in the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral.

Trade accounts receivable are recorded at their estimated net realizable value, net of an allowance for doubtful accounts. The Company follows a policy of providing an allowance for doubtful accounts; however, based on historical experience, and its evaluation of the current status of receivables, the Company is of the belief that such accounts will be collectible in all material respects and thus an allowance is not necessary. Accounts are considered past due if payment is not made on a timely basis in accordance with the Company’s credit terms.  Accounts considered uncollectible are written off.

INVENTORIES
Inventories, consisting primarily of parts and materials relating to the production of small scale wind turbines, are stated at the lower of average cost or market value.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. Property and equipment are being depreciated over their estimated useful lives using the straight-line method.

Major categories of property and equipment include vehicles and shop equipment and office equipment with depreciable lives ranging from 5 – 10 years.

LONG-LIVED ASSETS
Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including, but not limited to, discounted cash flow models, quoted market values and third-party independent appraisals.

NEXT GENERATION POWER SYSTEMS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 AND 2007

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying value of cash, receivables, and payables approximates their fair value. The carrying values of notes payable approximate fair value because of the short maturity of these instruments.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. The Company uses estimates and assumptions in accounting for the following significant matters, among others: valuation of inventory, warranty expense and other contingencies.  Accordingly, actual may differ from previously estimated amounts, and such differences may be material to the financial statements. The Company periodically reviews estimates and assumptions, and the effects of any such revisions are reflected in the period in which the revision is made.

REVENUE RECOGNITION
Revenue from the sale of small wind turbines and other renewable energy systems is recognized upon shipment to the customer and transfer of ownership. Installation services are recognized as revenue upon completion of the installation services.  Deposits received from customers are included as deferred revenue until shipment occurs.

INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the owners are liable for income tax on the taxable income of the Company as it affects the owners’ individual income tax returns. Therefore, a provision for income taxes has not been included in the accompanying financial statements.

ADVERTISING
The Company expenses the costs of advertising as incurred.  Advertising expense for the nine months ended September 30, 2008 and 2007 was $2,405 and $5,330, respectively.

3.            CONCENTRATIONS, RISKS AND UNCERTANTIES
The Company derived approximately 67% of its revenue from sales to four customers for the nine months ended September 30, 2008  and 61% of its revenue from four customer for the nine months ended September 30, 2007.    At September 30, 2008 and 2007, approximately 82% and 74% of the accounts receivable were due from one customer.

4.            INVENTORIES
Inventories consist of the following:

	September 30, 2008	December 31, 2007
Materials and supplies	$410,177	$547,882

NEXT GENERATION POWER SYSTEMS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 AND 2007

5.             NOTES PAYABLE - BANK
The Company’s obtained short-term financing under the following bank note arrangements as follows:

September 30, 2008
Note payable to Bank, interest payable monthly at 7.25%, collateralized by wind turbine inventory; refinanced in October 2008 to extend due date to October 2009	79,938

Note payable to Bank, interest payable monthly at 7.25%, collateralized by inventory, equipment, accounts receivable, and real property owned by a related company; refinanced in October 2008 to extend due date to October 2009.	416,853
Total	$496,761

December 31, 2007
Note payable to Bank, due March 2008, with interest payable monthly at 7.25%, collateralized by wind turbine inventory which was refinanced during 2008	$100,000

Note payable to Bank, due March 2008, interest payable monthly at 7.25%, collateralized by receivables, inventory and real property owned by a related company which was refinanced during 2008	432,150
Total	$532,150

Interest paid during the nine months ended September 30, 2008 and 2007 was $24,859 and $34,097, respectively.

6.            NOTES PAYABLE – STOCKHOLDERS

In May 2007, stockholders contributed a combined sum of $100,000 in the form of unsecured promissory notes to assist in the purchase of wind turbine inventory. The notes were due in May 2008 with interest payable monthly at the rate of 10% (See Note 11).

7.            LEASE ARRANGEMENT WITH RELATED PARTY
During 2007 and 2008, the Company made building lease payments at the rate of $1,500 per month to an entity controlled by the Company’s stockholders. The rent expense recorded under this arrangement for the nine months ended September 30, 2008 and 2007 was $9,000 and $13,500, respectively.

8.             FAIR VALUE MEASUREMENTS
Effective January 1, 2008, we adopted Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (SFAS 157), as it applies to our financial instruments, and Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 157 defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Under SFAS 157, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. SFAS 157 establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. SFAS 157 requires the utilization of the lowest possible level of input to determine fair value. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

SFAS 159 permits companies to irrevocably choose to measure certain financial instruments and other items at fair value. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities.

NEXT GENERATION POWER SYSTEMS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2008 AND 2007

Except for those assets and liabilities which are required by authoritative accounting guidance to be recorded at fair value in our Balance Sheets, we have elected not to record any other assets or liabilities at fair value, as permitted by SFAS 159.

The Company has no financial assets and liabilities measured at fair value on a recurring basis that would require disclosure under this pronouncement.

9.            SUBSEQUENT EVENT
On October 31, 2008, the Company was acquired by Juhl Wind, Inc. (“Juhl”), a company under common control due to the majority interests held by one stockholder in both companies.  All of the outstanding stock of the Company was acquired in exchange for 92,143 unregistered shares of Juhl common stock, allocated among the Company’s minority selling stockholders. The 92,143 shares issued to minority stockholders were valued at $3.50 per share at the date of agreement, or $322,500.  The agreement also required the selling stockholders to contribute the balance of notes payable to stockholders (See Note 6) totaling $100,000 as a capital contribution to equity.